Exhibit 99.1
PHH Corporation Announces Proposed Private Offering of
Convertible Senior Notes
Mt. Laurel, NJ, March 27, 2008 — PHH Corporation (NYSE: PHH) today announced its intention to offer $150 million in aggregate principal amount of convertible senior notes due 2012 (the “notes”), subject to market and other conditions. PHH also expects to grant the initial purchasers of the notes a 30-day over-allotment option, beginning on and including the first date of original issue of the notes, to purchase up to $22.5 million additional aggregate principal amount of the notes. The notes will be convertible into cash and, if applicable, shares of our common stock based on a conversion rate to be determined. The interest rate, conversion price and other terms of the notes will be determined at the time of pricing of the offering.
We intend to use a portion of the net proceeds of the offering to pay the cost of the convertible note hedge transactions that we expect to enter into in connection with the offering, and to use the balance of the net proceeds of the offering to reduce the principal balance outstanding under the Amended and Restated Competitive Advance and Revolving Credit Agreement, dated as of January 6, 2006, among PHH Corporation, a group of lenders and JPMorgan Chase Bank, N.A., as administrative agent. The notes will be our senior unsecured obligations and will rank equally with all of our existing and future senior debt and senior to all of our existing and future subordinated debt.
In connection with the offering, we intend to enter into one or more convertible note hedge transactions with one or more counterparties, which may include one or more of the initial purchasers or their respective affiliates for the purpose of reducing the potential dilution upon future conversion of the notes. We also intend to enter into one or more warrant transactions with the counterparties. The warrant transactions could have a dilutive effect on our earnings per share to the extent that the price of our common stock exceeds the strike price of the warrants. We have been advised that, in connection with establishing their initial hedge of the convertible note hedge and warrant transactions previously referenced, the counterparties and/or their respective affiliates intend to enter into various derivative transactions with respect to our common stock concurrently with or shortly after, the pricing of the notes. The convertible note hedge and warrant transactions as well as the various derivative transactions could have the effect of increasing, or preventing a decline in, the price of our common stock concurrently with or following the pricing of the notes or the exercise of the over-allotment option by the initial purchasers to purchase additional notes.
The notes, convertible note hedge, warrants and the shares of common stock underlying such securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any applicable state securities laws, and will be offered only to qualified institutional buyers pursuant to Rule 144A promulgated under the Securities Act. Unless so registered, the notes may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements include the following: (i) our intention to offer $150 million in aggregate principal amount of the notes, subject to market and other conditions; (ii) our expectations regarding granting the initial purchasers a 30-day over-allotment option to purchase up to $22.5 million additional aggregate principal amount of the notes, (iii) our intention regarding the use of the net proceeds of the offering; (iv) our intention to enter into one or more convertible note hedge and warrant transactions and the intention of the counterparties and/or their respective affiliates to such convertible note hedge and warrant transactions to enter into various derivative transactions; and (v) our expectations regarding the effect on the price of our common stock from the convertible note hedge and warrant transactions and various derivative transactions. These statements are subject to known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. You should understand that these statements are not guarantees of performance or results and are preliminary in nature. Statements preceded by, followed by or that otherwise include the words “believes”, “expects”, “anticipates”, “intends”, “projects”, “estimates”, “plans”, “may increase”, “may result”, “will result”, “may fluctuate” and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts.
You should consider the areas of risk described under the heading “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in our periodic reports filed with the Securities and Exchange Commission under the Securities Exchange Act and those risk factors included as “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2007 in connection with any forward-looking statements that may be made by us and our businesses generally. Except for our ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to release publicly any updates or revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.
Contact Information:
Investors:
Nancy R. Kyle
856-917-4268